As filed with the Securities and Exchange Commission on March 22, 2024

Registration No. 333-180961

Registration No. 333-180960

Registration No. 333-165930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-180961

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-180960

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-165930

UNDER THE SECURITIES ACT OF 1933

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	4700	51-0662991
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20475 State Hwy 249, Suite 450

Houston, Texas 77070

(713) 955-3497

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan S. Barnhart

Chief Executive Officer

SMG Industries Inc.

20475 State Hwy 249, Suite 450

Houston, Texas 77070

(713) 955-3497

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ben A. Stacke

Griffin D. Foster

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

(612) 766-7000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-1 (each, a “Registration Statement” and, collectively, the “Registration Statements”), previously filed by SMG Industries Inc. (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-1 (File No. 333-180961), originally filed with the SEC on April 26, 2012 and declared effective by the SEC on May 22, 2012;

•	Registration Statement on Form S-1 (File No. 333-180960), originally filed with the SEC on April 26, 2012 and declared effective by the SEC on May 14, 2012; and

•	Registration Statement on Form S-1 (File No. 333-165930), originally filed with the SEC on April 7, 2010, as amended on June 4, 2010, July 9, 2010, July 14, 2010, December 15, 2010 and March 10, 2011, and declared effective by the SEC on May 4, 2011.

The Company is filing this Post-Effective Amendment to the Registration Statements to withdraw and remove from registration any and all shares of common stock and all other securities registered but unsold or otherwise unissued under the Registration Statements.

The Company previously terminated any and all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with the undertakings pursuant to Item 512 of Regulation S-K made by the Company in the Registration Statements, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 22, 2024.

SMG INDUSTRIES INC.

By:	/s/ Bryan S. Barnhart
Name:	Bryan S. Barnhart
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

By: /s/ Bryan S. Barnhart	Chief Executive Officer (principal executive officer) and Director	March 22, 2024
Name: Bryan S. Barnhart

By: /s/ Timothy W. Barnhart	Chief Financial Officer (principal financial and accounting officer) and Director	March 22, 2024
Name: Timothy W. Barnhart

By: /s/ Matthew C. Flemming	Chairman of the Board and Chief Business Development Officer	March 22, 2024
Name: Matthew C. Flemming

By: /s/ Brady Crosswell	Director	March 22, 2024
Name: Brady Crosswell

By:	Director	March 22, 2024
Name: James E. Frye

By: /s/ Steven H. Madden	Director	March 22, 2024
Name: Steven H. Madden

By: /s/ Joseph Page	Director	March 22, 2024
Name: Joseph Page

By: /s/ Todd Riedel	Director	March 22, 2024
Name: Todd Riedel